Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 13, 2019, with respect to the consolidated financial statements included in the Annual Report of A-Mark Precious Metals, Inc. on Form 10-K for each of the two years in the period ended June 30, 2019. We hereby consent to the incorporation by reference of said report in the Registration Statement of A-Mark Precious Metals, Inc. on Form S-8 filed with the Securities and Exchange Commission on May 8, 2020.

/s/ GRANT THORNTON LLP

Newport Beach, California

May 8, 2020